Exhibit 99


                       [NEW YORK BANCORP INC. LETTERHEAD]

News Release
For Immediate Release

                              NEW YORK BANCORP INC.
                       ANNOUNCES RECORD EARNINGS PER SHARE
                       WITH A RETURN ON EQUITY OF OVER 30%

       Douglaston, New York (October 27, 1997) (NYSE-NYB), New York Bancorp Inc.

(the holding company for Home Federal Savings Bank), today reported net income for the fourth quarter ended September 30, 1997 of $13.9 million which represents a record level of earnings per share of $.62. Net income for the fourth quarter ended September 30, 1996 amounted to $5.4 million, or $.23 per share, and included a one-time charge of $9.4 million, or $.24 per share on an after-tax basis, representing the Bank's assessment to recapitalize the Savings

Association Insurance Fund of the FDIC (the "SAIF"). Without the effect of this one-time charge, net income for the quarter ended September 30, 1996 would have amounted to $10.8 million, or $.47 per share.


       Commenting on the quarterly results, Michael A. McManus, Jr., President and Chief Executive Officer of the Company stated: "It is extremely gratifying to once again report earnings per share at record levels and to continue to report one of the best returns on equity in the country at 32.6%. Importantly,

during the current quarter we were able to reduce our non-accrual loans to the lowest level in over five years, with a loan loss reserve coverage ratio of

107%."

                                   (Continued)


FOR INFORMATION CONTACT:
Michael A. McManus, Jr.
President & Chief Executive Officer
(718) 631-8100

                                MERGER AGREEMENT


       As previously announced on October 7, 1997, New York Bancorp signed a definitive merger agreement with North Fork Bancorporation, Inc. ("North Fork")

whereby the Company will be merged with and into North Fork.

       Under the terms of the merger agreement, each share of the Company will be converted into 1.19 shares of North Fork. The transaction, which is expected to close in March 1998, is subject to approval by the shareholders and the appropriate regulatory authorities of both the Company and North Fork, as well as the satisfaction of certain other conditions.


                           RECORD RESULTS FOR THE YEAR

       Net income for the year ended September 30, 1997 represented record levels at $51.2 million, or $2.25 per share. Excluding the SAIF recapitalization charge, net income for the year ended September 30, 1996 would have amounted to

$37.4 million, or $1.57 per share. Return on equity for the current fiscal year was 31.5% compared to 23.7% for the prior year, excluding the SAIF recapitalization charge.


                             RESULTS FOR THE QUARTER
CORE EARNINGS

       The Company's net interest income, "core earnings," for the quarter ended

September 30, 1997 amounted to $29.2 million, representing an increase of $2.4 million from the quarter ended September 30, 1996. This increase resulted from a

$321.2 million increase in average interest-earning assets, partially offset by

a 7 basis point decrease in the Company's net interest margin to 3.70% for the quarter ended September 30, 1997. The decline in the net interest margin primarily reflects the increased use of borrowed funds to fund asset growth.


ASSET QUALITY AND LOAN LOSS ALLOWANCE

       Non-accrual loans at September 30, 1997 declined by 31.4% to $17.5 million, or .86% of total loans, as compared with $25.6 million, or 1.36% of total loans, at September 30, 1996. At September 30, 1997 the Bank had $1.4

million in real estate owned compared to $3.2 million at September 30, 1996.

       During the quarter ended September 30, 1997, the Company's provision for possible loan losses amounted to $.3 million, the same as the comparable prior-year period. The Company's quarterly provision for possible loan losses is based on management's periodic review and evaluation of the loan portfolio. The

Bank's allowance for possible loan losses at September 30, 1997 was $18.7 million, which represented 106.6% of non-accrual loans and .92% of total loans,

as compared to $19.4 million at September 30, 1996, which represented 75.9% of non-accrual loans and 1.04% of total loans.


                                   (Continued)

NON-INTEREST INCOME

       Non-interest income amounted to $4.9 million for the quarter ended

September 30, 1997, compared to $4.5 million for the prior year comparable quarter, primarily reflecting a $.4 million or 25.8% increase in banking related fee income.


NON-INTEREST EXPENSE

       The general and administrative expense component of non-interest expense totaled $12.8 million, or 1.57% of average assets, for the quarter ended

September 30, 1997, compared to $12.3 million, or 1.68% of average assets, for the quarter ended September 30, 1996.


ASSETS

       Total assets at September 30, 1997 amounted to $3.2 billion, reflecting a

$303.3 million increase from the amount reported at September 30, 1996. The increase in total assets primarily reflects an increase of $166.6 million in total loans and $147.6 million in mortgage-backed securities. These increases were primarily funded through a $245.1 million increase in borrowed funds.

During the fiscal year, the Bank originated $544.4 million in loans, reflecting a record level.

       At September 30, 1997, the Company's cumulative one year gap as a percent of total interest-earning assets was within the Company's guidelines at a negative 8.2% compared to a negative 2.9% at September 30, 1996. The Company's policy is to continually monitor and manage the one year gap within predetermined guidelines.


TREASURY STOCK TRANSACTIONS

       During the quarter ended September 30, 1997, the Company repurchased

310,297 shares of its common stock under its stock repurchase plan. In connection with the aforementioned merger agreement providing for the merger of the Company with North Fork, which is intended to be accounted for as a pooling of interests, the Company's Board of Directors terminated its stock repurchase plan.


CAPITAL REQUIREMENTS

       As of September 30, 1997, Home Federal Savings Bank is considered a "well capitalized" institution under the prompt corrective action regulations and continues to exceed all regulatory capital requirements. Regulatory capital,

which is comprised of "tangible capital," "core capital" and "risk-based capital," amounted to approximately $165.9 million, $165.9 million and $184.1 million, respectively, which exceeded the respective regulatory requirements by

$117.2 million, $68.5 million and $59.6 million.

                                  (Continued)

DIVIDEND DECLARATION

       During the quarter, the Board of Directors declared a regular $.15 per share dividend payable on October 23, 1997 to shareholders of record as of

October 9, 1997.

       New York Bancorp Inc. with assets of approximately $3.2 billion and deposits of $1.7 billion as of September 30, 1997, provides retail and commercial banking and mortgage and consumer loan services through the thirty-four offices of its subsidiary, Home Federal Savings Bank, which are located in Kings, Queens, Nassau, Richmond, Suffolk and Westchester counties.



This release may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products, and services.


                                      -END-

                      NEW YORK BANCORP INC. AND SUBSIDIARY
                  ----- CONSOLIDATED STATEMENTS OF INCOME -----

                                                           Three Months Ended                 Year Ended
                                                              September 30,                  September 30,
                                                         ------------------------       ----------------------
                                                            1997           1996             1997            1996
                                                         ---------      ---------       ----------      --------
                                                                  (In Thousands, except per share amounts)
INTEREST INCOME:
   Interest and fees on loans:
     First mortgage loans............................... $  37,147      $  31,978       $  140,248      $  118,792
     Other loans........................................     5,468          5,936           22,355          24,735
                                                         ---------      ---------       ----------      ----------
        Total interest and fees on loans................    42,615         37,914          162,603         143,527
   Mortgage-backed securities...........................    16,766         14,047           63,790          56,921
   Debt and equity securities - taxable.................     3,058          2,351           12,435           6,774
   Money market investments.............................         8             37               21             256
   Trading account securities...........................        --             --               --              13
                                                         ---------      ---------       ----------      ----------
        Total interest income...........................    62,447         54,349          238,849         207,491
                                                         ---------      ---------       ----------      ----------
INTEREST EXPENSE:
   Deposits.............................................    13,953         14,422           55,522          60,470
   Borrowed funds.......................................    19,323         13,106           65,111          46,276
                                                         ---------      ---------       ----------      ----------
        Total interest expense..........................    33,276         27,528          120,633         106,746
                                                         ---------      ---------       ----------      ----------
        Net interest income.............................    29,171         26,821          118,216         100,745
Provision for possible loan losses......................      (300)          (300)          (2,100)         (1,200)
                                                         ---------      ---------       ----------      ----------
        Net interest income after provision
         for possible loan losses.......................    28,871         26,521          116,116          99,545
                                                         ---------      ---------       ----------      ----------
NON-INTEREST INCOME:
   Loan fees and service charges........................       687            676            2,941           2,770
   Banking service fees.................................     1,838          1,461            6,564           5,323
   Fees from sale of investment products................       392            307            1,814           1,376
   Net gain on the sale of mortgage
     loans and securities available for sale............     1,934          1,972            2,681           4,750
   Other................................................        64             80            4,753             448
                                                         ---------      ---------       ----------      ----------
        Total non-interest income.......................     4,915          4,496           18,753          14,667
                                                         ---------      ---------       ----------      ----------
NON-INTEREST EXPENSE:
   General and administrative:
     Compensation and benefits..........................     6,561          6,203           25,603          22,741
     Occupancy, net.....................................     2,368          2,034            8,842           8,397
     Advertising and promotion..........................       585            355            2,261           2,565
     Federal deposit insurance premiums.................       487            931            2,212           3,759
     Other..............................................     2,808          2,757           11,131          10,073
                                                         ---------      ---------       ----------      ----------
        Total general and administrative................    12,809         12,280           50,049          47,535
   Real estate operations, net..........................        25            123              924             463
   SAIF recapitalization................................        --          9,432               --           9,432
                                                         ---------      ---------       ----------      ----------
        Total non-interest expense......................    12,834         21,835           50,973          57,430
                                                         ---------      ---------       ----------      ----------
        Income before income tax expense................    20,952          9,182           83,896          56,782
                                                         ---------      ---------       ----------      ----------
INCOME TAX EXPENSE:
   Federal expense......................................     6,774          2,291           25,900          16,676
   State and local expense..............................       308          1,519            6,785           8,100
                                                         ---------      ---------       ----------      ----------
        Total income tax expense........................     7,082          3,810           32,685          24,776
                                                         ---------      ---------       ----------      ----------
        Net income...................................... $  13,870      $   5,372       $   51,211      $   32,006
                                                         =========      =========       ==========      ==========

EARNINGS PER COMMON SHARE (1)...........................    $  .62         $  .23          $  2.25         $  1.34



(1) Per share amounts have been restated to fully reflect the 3-for-2 stock split effective January 23, 1997 and the 4-for-3 stock split effective July 24, 1997.

                      NEW YORK BANCORP INC. AND SUBSIDIARY
           ----- CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION -----
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                   September 30,       September 30,
                                                                                        1997                1996
                                                                                        ----                ----
ASSETS
Cash and due from banks.....................................................    $        26,305   $        13,045
Money market investments....................................................                 --            10,700
Investment in debt and equity securities, net:
   Held to maturity (estimated market value of
    $609 and $641 at September 30,
    1997 and 1996, respectively)............................................                593               643
   Available for sale.......................................................            107,150           136,133
Mortgage-backed securities, net:
   Held to maturity (estimated market value of
    $636,142 and $534,602 at September 30,
    1997 and 1996, respectively)............................................            644,247           550,817
   Available for sale.......................................................            334,641           280,429
Federal Home Loan Bank stock................................................             54,119            27,938
Loans receivable, net:
   First mortgage loans.....................................................          1,788,031         1,603,769
   Other loans..............................................................            251,080           268,779
                                                                                ---------------   ---------------
                                                                                      2,039,111         1,872,548
   Less allowance for possible loan losses..................................            (18,695)          (19,386)
                                                                                ---------------   ---------------
     Total loans receivable, net............................................          2,020,416         1,853,162
Accrued interest receivable.................................................             21,590            21,862
Premises and equipment, net.................................................             12,711            12,927
Other assets................................................................             22,428            33,251
                                                                                ---------------   ---------------
     Total assets...........................................................    $     3,244,200   $     2,940,907
                                                                                ===============   ===============

LIABILITIES & SHAREHOLDERS' EQUITY
LIABILITIES:
   Deposits.................................................................    $     1,684,419   $     1,715,959
   Borrowed funds...........................................................          1,253,931         1,008,786
   Mortgagors' escrow payments..............................................             17,247            14,987
   Due to brokers...........................................................             60,765                --
   Accrued expenses and other liabilities...................................             58,775            49,272
                                                                                ---------------   ---------------
     Total liabilities......................................................          3,075,137         2,789,004
                                                                                ---------------   ---------------
SHAREHOLDERS' EQUITY (1):
   Preferred stock, $.01 par value,
    2,000,000 shares authorized; none issued................................                 --                --
   Common stock, $.01 par value, 30,000,000 shares
    authorized; 29,493,166 and 29,493,700 shares issued at September 30, 1997 and 1996; respectively; 21,318,644 and 22,197,600 shares outstanding at
    September 30, 1997 and 1996, respectively...............................                295               295
   Additional paid-in capital...............................................             66,495            65,355
   Retained earnings, substantially restricted..............................            181,851           145,686
   Treasury stock, at cost, 8,174,522 and 7,296,100 shares at
    September 30, 1997 and 1996, respectively...............................            (81,092)          (58,871)
   Unrealized appreciation (depreciation) on securities
    available for sale, net of tax effect...................................              1,514              (562)
                                                                                ---------------   ---------------
     Total shareholders' equity.............................................            169,063           151,903
                                                                                ---------------   ---------------
     Total liabilities and shareholders' equity.............................    $     3,244,200   $     2,940,907
                                                                                ===============   ===============


(1) Share information has been restated to fully reflect the 3-for-2 stock split effective January 23, 1997 and the 4-for-3 stock split effective July 24, 1997.

                      NEW YORK BANCORP INC. AND SUBSIDIARY
                       ----- SELECTED FINANCIAL DATA-----
                                   (UNAUDITED)

                                                                 Three Months Ended                  Year Ended
                                                                      September 30,                 September 30,
                                                              --------------------------      ----------------------
                                                                 1997            1996            1997            1996
                                                              ----------      ----------      ----------      -------
                                                                   (Dollars in Thousands, except per share amounts)
FINANCIAL RATIOS (1)
Average Yield:
   First mortgage loans.................................            8.33%           8.00%          8.25%            8.07%
   Other loans..........................................            8.63            8.69           8.59             8.79
   Mortgage-backed securities...........................            6.95            6.64           6.87             6.66
   Debt and equity securities - taxable.................            6.73            6.67           6.90             6.44
   Money market investments.............................            5.76            5.26           5.41             5.36
   Trading account securities...........................            N/A             N/A             N/A             5.70
     All interest-earning assets........................            7.85            7.60           7.78             7.63
Average cost:
   Deposits.............................................            3.27            3.31           3.27             3.47
   Borrowed funds.......................................            5.81            5.34           5.42             5.62
     All interest-bearing liabilities...................            4.38            4.04           4.16             4.16
Net interest rate spread................................            3.47            3.56           3.62             3.47
Net interest margin.....................................            3.70            3.77           3.85             3.71
Average interest-earning assets to
 average interest-bearing liabilities...................          105.69          105.62         105.83           105.86
Return on average assets................................            1.70             .74           1.64             1.16
Return on average common equity.........................           32.63           13.76          31.48            20.26
Efficiency ratio........................................           39.84           41.85          38.57            42.96
General and administrative expense to average assets....            1.57            1.68           1.60             1.72
Equity to asset ratio at September 30...................            5.21            5.17           5.21             5.17
Cumulative one year gap as a percent of total
 interest-earning assets at September 30................            -8.2%           -2.9%          -8.2%            -2.9%
SHARE INFORMATION (2):
   Earnings per common share............................        $    .62         $   .23         $ 2.25         $   1.34
   Weighted average number of common shares
    and equivalents outstanding.........................      22,806,867      23,085,298      22,427,486      23,888,786
   Number of shares outstanding at September 30.........      21,318,644      22,197,600      21,318,644      22,197,600
   Book value per share at September 30.................        $   7.93         $  6.84          $ 7.93        $   6.84
NET INTEREST POSITION:
   Excess of average interest-earning assets
    over average interest-bearing liabilities...........   $     171,279   $     152,249    $    169,096   $     150,520
LOAN HIGHLIGHTS:
   Loan originations....................................   $     119,115   $     111,382    $    544,407   $     425,095
   Loan purchases.......................................   $       3,477   $      21,442    $     22,391   $     205,959
   Loan sales...........................................   $       9,860   $      35,276    $     46,081   $      77,472
   Loans serviced for others at September 30............   $     579,812   $     597,017    $    579,812   $     597,017
   Loan servicing fees..................................   $         417   $         435    $      1,706   $       1,722
ADJUSTABLE RATE ASSETS AT SEPTEMBER 30:
   First mortgage loans and
    mortgage-backed securities..........................   $   1,602,958   $   1,415,613    $  1,602,958   $   1,415,613
   Other loans, money market investments,
    and debt and equity securities......................   $     223,538   $     239,952    $    223,538   $     239,952
     Total adjustable rate assets as a percent
      of total interest-earning assets..................           57.44%          57.50%          57.44%          57.50%


(1) Selected financial ratios were computed using daily average balances and annualized, where applicable.

(2) Share and per share information have been restated to fully reflect the 3-for-2 stock split effective January 23, 1997 and the 4-for-3 stock split effective July 24, 1997.